UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2004

Radian Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 564-6600

(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 21, 2004, Radian Group Inc. issued a press release announcing its results for the quarter ended June 30, 2004. The press release is attached as Exhibit 99. This information, furnished under Item 12, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 unless expressly incorporated by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: July 21, 2004	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer